Exhibit 99.1

MICT Reports Financial Results for the Year Ended December 31, 2018

-	Acquisition agreement between BNN, MICT, and other parties is on track, with BNN having extended its tender offer for MICT common stock priced at $1.65 per share through April 8, 2019
-	Conference call scheduled for today, April 1 at 9:00 a.m. EDT

Montvale, NJ – April 1, 2019 - MICT, Inc. (Nasdaq: MICT), announced today financial results for the year ended December 31, 2018.

“The transactions contemplated by the acquisition agreement entered into among MICT, BNN Technology PLC, or BNN, ParagonEx, Ltd., and other third parties is currently proceeding, and the acquisition agreement contemplates the proposed business combination shall close on or before May 15, 2019. BNN has extended the expiration date of its tender offer to purchase up to 1,953,423 shares of MICT’s common stock from our current shareholders at $1.65 per share until April 8, 2019. We believe that the transactions contemplated by the acquisition agreement, including the business combination, if completed, will create substantial value for MICT shareholders, while also benefitting our merger partners. Meanwhile, MICT continues to maintain a 39.53% stake in Micronet Ltd.,” stated David Lucatz, Chief Executive Officer of MICT.

Year End 2018 Review

▪	Total revenue decreased by 23% to $14.2 million in 2018, from $18.4 million in 2017.

▪	Backlog was $1.6 million on December 31, 2018, driven by contracts for new Micronet Mobile Resource Management (MRM) products including the TREQ®-317 and TREQr5.

▪	Gross profit margin increased to 25% in 2018 from 23% in 2017.

▪	Research and development expense in 2018 was $1.9 million, or 13% of sales, as compared to $2.0 million, or 11% of sales, in 2017.

▪	Selling, general and administrative (SG&A) expense was $7.9 million, or 56% of sales in 2018, a 32% increase over $6.0 million in SG&A expense in 2017, which was 33% of sales.

▪	Net loss attributed to MICT narrowed by 68% in 2018 to $2.6 million, as compared to $8.2 million in 2017. On a per share basis, MICT reported a loss of $0.81 per basic and diluted share from continued operation in 2018, as compared to a loss of $0.45 per basic and diluted share from continued operation in 2017.

Conference Call

MICT will host a conference call today at 9:00 a.m. EDT to discuss the Company's financial results for the fourth quarter and year ended December 31, 2018. U.S. callers may dial: 1-888-407-2553. Callers from outside of the U.S may access the call by dialing 972-3-918-0644. Please dial a few minutes before 9:00 am EDT.

A slide presentation accompanying management's remarks can be accessed at www.mict-inc.com.

Participants may also access a live webcast of the conference call at:

www.veidan-stream.com/micronetq4-2018.html

A telephone replay of the call will be available for two weeks at: 1-888-782-4291, outside of the U.S: 972-3-925-5930.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

On February 5, 2019, Global Fintech Holdings Ltd. (“GFH”) filed a registration statement on Form F-4 containing a proxy statement for MICT’s stockholders, a prospectus, and other important information in connection with the proposed business combination. MICT URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MICT, GFH, BNN Technology PLC, ParagonEX, Ltd., and other parties, the PROPOSED BUSINESS COMBINATION, AND OTHER RELATED MATTERS. investors and stockholders may obtain free copies of these materials with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement by directing a request to: MICT, Inc., 28 West Grand Avenue, Suite 3, Montvale NJ 07645. Investors and stockholders are urged to read the proxy statement, prospectus and other relevant materials before making any voting or investment decision with respect to the proposed business combination.

Participants in Solicitation

MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination are set forth in the proxy statement/prospectus. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018. After such filing, you can obtain free copies of these documents from MICT using the contact information above.

Important Information about the Tender Offer

THE TENDER OFFER REFERRED TO IN THIS PRESS RELEASE WAS COMMENCED BY BNN TECHNOLOGY PLC ON FEBRUARY 5, 2019. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR PURCHASE, OR THE SOLICITATION OF TENDERS WITH RESPECT TO THE SHARES OF MICT. NO OFFER, SOLICITATION, PURCHASE OR SALE WILL BE MADE IN ANY JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL. THE OFFERING DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFERING DOCUMENTS AND TO CONSULT THEIR INVESTMENT AND TAX ADVISORS BEFORE MAKING ANY DECISION REGARDING THE TENDER OF THEIR SHARES. THE TENDER OFFER STATEMENT, INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL, AND OTHER RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT OF MICT ON SCHEDULE 14D-9, ARE ALSO BE AVAILABLE TO MICT’S STOCKHOLDERS AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

About MICT, Inc.

MICT, Inc. (Nasdaq: MICT), via its equity interest in Micronet Ltd., provides rugged mobile devices for the growing commercial MRM market. Micronet develops, manufactures and provides mobile computing platforms for the mobile logistics management market in the U.S., Europe and Israel. American manufactured systems are designed for outdoor and challenging work environments in trucking, distribution, logistics, public safety and construction.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to, those statements regarding the proposed timing for the closing of the transaction with BNN, Paragonex Ltd. and other third parties, and the belief that such transaction will create substantial value for MICT shareholders while also benefiting the merger partners.  Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,174	$2,114
Restricted cash	-	284
Trade accounts receivable, net	1,010	5,183
Inventories	4,345	4,979
Other accounts receivable	339	1,092
Held for sale assets	-	11,656
Total current assets	7,868	25,308

Property and equipment, net	661	910
Intangible assets, net and others	434	1,494
Deferred tax assets	-	542
Long-term deposit and prepaid expenses	703	12
Restricted cash escrow	477
Goodwill	-	1,466
Total long-term assets	2,275	4,424

Total assets	$10,143	$29,732

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2018	December 31, 2017
LIABILITIES AND EQUITY

Short-term bank credit and current portion of long-term bank loans	$2,806	$1,582
Short-term credit from others and current portion of long-term loans from others	3,004	2,207
Trade accounts payable	1,531	3,973
Other accounts payable	1,211	3,146
Held for sale liabilities	-	11,338
Total current liabilities	8,552	22,246

Long-term loans from banks	-	-
Long-term loan from others	-	1,379
Long-term escrow	477	-
Accrued severance pay, net	110	133
Total long-term liabilities	587	1,512

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 9,342,115 and 8,645,656 shares issued and outstanding as of December 31, 2018 and 2017, respectively	9	8
Additional paid in capital	11,905	10,881
Accumulated other comprehensive income	(117)	(363)
Retained loss	(12,757)	(10,147)
MICT stockholders’ equity	(960)	379

Non-controlling interests	1,964	5,595

Total equity	1,004	5,974

Total Liabilities and equity	$10,143	$29,732

MICT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Loss Per Share data)

	Year ended December 31,
	2018	2017

Revenues	$14,162	$18,366
Cost of revenues	10,652	14,094
Gross profit	3,510	4,272
Operating expenses:
Research and development	1,906	1,964
Selling and marketing	1,582	1,883
General and administrative	6,345	4,116
Impairment of goodwill	1,466	-
Amortization of intangible assets	1,298	978
Total operating expenses	12,597	8,941
Loss from operations	(9,087)	(4,669)

Finance expense, net	1,267	401
Loss before provision for income taxes	(10,354)	(5,070)
Taxes on income (benefit)	606	(10)
Net loss from continued operation	(10,960)	(5,060)
Net income (loss) from discontinued operation	4,894	(4,901)
Total Net Loss	(6,066)	(9,961)
Net loss attributable to non-controlling interests	3,456	1,804
Net loss attributable to MICT	$(2,610)	$(8,157)
Loss per share attributable to MICT:
Basic and diluted loss per share from continued operation	$(0.81)	$(0.45)
Basic and diluted income (loss) per share from discontinued operation	$0.53	$(0.69)
Weighted average common shares outstanding:
Basic and diluted	9,166,443	7,128,655